Exhibit 10.23

THIRD AMENDMENT TO LEASE

This Third Amendment To Lease (“Third Amendment”) is dated as of January 25, 2024 and is entered into by and between 229 Avenida, LLC, a California limited liability company (“Lessor”), and Glaukos Corporation, a Delaware corporation (“Lessee”).

Recitals

A.Lessee and Lessor’s predecessor in interest, 229 Fabricante, LLC, a California limited liability company, entered into that certain Standard Industrial/Commercial Single-Tenant Lease – Net dated as of June 8, 2015, as amended by that certain First Amendment to Lease dated as of December 21, 2018 (the “First Amendment”) and that certain Second Amendment to Lease dated as of July 2, 2020 (the “Second Amendment”) (as amended, the “Lease”), whereby Lessee leases the premises commonly known by the street address 229 Avenida Fabricante, San Clemente, California 92672, consisting of an approximately 40,728 square foot unit (the “Premises”) within a free-standing building (the “Building”).

B.Lessor and Lessee agree that Lessee, as the sole lessee and occupant of the Building, has an insurable interest in the Building, as Lessee possesses a direct pecuniary interest in the preservation of the Building as well as the Premises and Lessee would suffer a pecuniary loss if the Building were to suffer a casualty.

D.Lessor and Lessee desire to amend the Lease to provide Lessee the option to obtain and carry insurance on the Building, and otherwise amend the Lease as set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants, promises and agreements herein contained, Lessor and Lessee agrees as follows:

Agreement

1.Capitalized Terms.  Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Lease.

2.Insuring Party.  The Parties agree that Lessee may elect, in its sole and absolute discretion, to serve as the “Insuring Party” under the Lease, in place of Lessor, for purposes of Section 8 of the Lease only, for all or a portion of the Term of the Lease, by submitting a written request therefor to Lessor (the “Insurance Request”). The Insurance Request shall include evidence of the insurance terms and coverage limits Lessee intends to obtain (and may be in the form of a quote from an insurer or insurance broker, or as an endorsement from an insurer to an existing insurance policy of Lessee). Lessor must approve or deny such Insurance Request in writing within 5 business days of receipt. Lessor’s approval of an Insurance Request shall constitute confirmation that the proposed insurance coverage and terms are satisfactory and acceptable to Lessor and any Lender; Lessor’s denial of an Insurance Request shall contain reasonable detail as to why the proposed coverage terms are not satisfactory or acceptable, and Lessee shall have the right to re-submit the Insurance Request to propose revised coverage terms. Thereafter, Lessee may elect, in its sole and absolute discretion, to cease to serve as the “Insuring Party” under the Lease, solely for purposes of Section 8 of the Lease, by providing written notice thereof to Lessor at least 180 days prior to the effective date of such election going into effect, after which date the Lessor shall again be deemed and serve as the “Insuring Party” under the Lease. Additionally, Lessor agrees to provide to Lessee in writing its insurance requirements for the Premises and the Building, and those of any Lender (i) upon request of Lessee, (ii) upon any third party becoming a Lender, or (iii) when Lessor becomes aware that its or any Lender’s insurance requirements have changed.

4.Effect of Amendment.  Except to the extent the Lease is modified by this Third Amendment, the remaining terms and conditions of the Lease shall remain unmodified and in full force and effect.  In the event of a conflict between the terms and conditions of the Lease and the terms and conditions of this Third Amendment, the terms and conditions of this Third Amendment shall prevail and control.

5.Entire Agreement.  The Lease, together with the First Amendment, the Second Amendment and this Third Amendment, embodies the entire understanding between Lessor and Lessee with respect to its subject matter and supersedes any prior agreements, negotiations and communications, oral or written.  No subsequent agreement, representation, or promise made by either party hereto, or by or to any employee, officer, agent or representative of either party hereto shall be of any effect unless it is in writing and executed by the party to be bound thereby.  This Third Amendment and the Lease can be changed only by an instrument in writing signed by Lessor and Lessee.

6.Counterparts; Facsimile Signatures; Signatures in PDF or TIF Form.  This Third Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one and the same instrument.  Delivery of a copy of this Third Amendment bearing a signature by facsimile transmission or e-mail in PDF or TIF form will have the same effect as physical delivery of the document bearing the original signature.

[Signatures on the following page]

IN WITNESS WHEREOF, this Third Amendment has been executed as of the date first above written.

LESSOR:

229 Avenida, LLC,

a California limited liability company

By:	/s/ Tilden Smith
Name: Tilden Smith
Title: Manager

LESSEE:

Glaukos Corporation,

a Delaware corporation

By:	/s/ Robert Davis
Name: Robert Davis
Title: SVP/GC